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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of
Solectron Corporation:

We consent to incorporation herein by reference in the registration statement on Form S-3, which incorporates by reference a registration statement on Form S-3 (No. 333-34494), of our report dated August 28, 2000, relating to the supplemental consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 1999 and 1998, and the related supplemental consolidated statements of income, stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 1999, and the related financial statement schedule, which report appears in the Form 8-K dated September 6, 2000, of Solectron Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG LLP

Mountain View, California
November 2, 2000